As filed with the Securities and Exchange Commission on April 8, 2002
                                                  Registration No: 333-_________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

--------------------------------------------------------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

--------------------------------------------------------------------------------

                               UNOCAL CORPORATION
               (Exact name of registrant specified in its charter)

               Delaware                                 95-3825062
      (State or other jurisdiction of      (I.R.S. Employer Identification No.)
       incorporation or organization)

                        2141 Rosecrans Avenue, Suite 4000
                          El Segundo, California 90245
                                 (310) 726-7600
               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)

                             DENNIS P.R. CODON, ESQ.
         Senior Vice President, Chief Legal Officer and General Counsel
                        2141 Rosecrans Avenue, Suite 4000
                          El Segundo, California 90245
                                 (310) 726-7600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                  Approximate date of commencement of proposed
                 sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. []

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. []



                         CALCULATION OF REGISTRATION FEE

-------------------------------- ---------------------- ------------------- ------------------------ -----------------

-------------------------------                          Proposed maximum      Proposed maximum
    Title of each class of           Amount to be         offering price      aggregate offering        Amount of
  securities to be registered         registered           per unit(1)             price(1)          registration fee
-------------------------------- ---------------------- ------------------- ------------------------ -----------------

-------------------------------- ---------------------- ------------------- ------------------------ -----------------
Common Stock, $1.00 par value      1,150,310 shares           $38.24              $43,987,854             $4,047
per share (including Preferred
Stock Purchase Rights)
-------------------------------- ---------------------- ------------------- ------------------------ -----------------

(1) Solely for the purpose of calculating the registration fee in accordance with Rule 457(c), based upon the average of the high and low prices reported in the consolidated reporting system for April 4, 2002.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                              Dated April __, 2002

                                   PROSPECTUS
                               UNOCAL CORPORATION
                        1,150,310 SHARES OF COMMON STOCK

This Prospectus relates to 1,150,310 shares of common stock of Unocal Corporation, a Delaware corporation, which may be offered and resold from time to time by the selling stockholders listed below (the "Selling Stockholders"). They obtained the shares through the Unocal Executive Stock Purchase Plan which was approved by stockholders in 2000.

We anticipate that the Selling Stockholders will offer shares for sale at prices prevailing on the New York Stock Exchange on the date of sale. We will not receive any of the proceeds from the sale of the securities covered by this Prospectus. The Selling Stockholders will pay all selling and other expenses, if any, associated with any sale of the shares. We will pay all of the expenses of registration incurred in connection with this offering.

Each Selling Stockholder and any broker executing selling orders on behalf of them may be deemed an "underwriter" within the meaning of the Securities Act of 1933, as amended, in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

Our common stock is traded on the New York Stock Exchange under the symbol "UCL." On April 4, 2002, the last reported sale price of our common shares on the NYSE was $37.84 per share.

Our principal executive offices are located at 2141 Rosecrans Avenue, Suite 4000, El Segundo, California 90245 and our telephone number is (310) 726-7600.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different information, you should not rely on it. The Selling Stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any documents incorporated by reference is accurate only as of the date on the front cover of the applicable document or as specifically indicated in the document. Our business, financial condition, results of operations and business prospects may have changed since that date.

                  The date of this Prospectus is April __, 2002.

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any prospectus we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the SEC's regional offices in New York, New York, Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the SEC's public reference facilities.

We have filed a registration statement with the SEC on Form S-3 pursuant to the Securities Act of 1933 for the shares of common stock offered by this Prospectus. In accordance with the rules and regulations of the SEC, this Prospectus does not contain all of the information set forth in the registration statement. For further information regarding the shares of common stock offered by this Prospectus, you may examine our registration statement and the documents incorporated therein by reference without charge at the SEC's public reference facilities identified above.

Our reports, proxy statements and other information can also be inspected and copied at the offices of the New York Stock Exchange at 20 Broad Street, 17th Floor, New York, New York 10005. Our common stock is listed on the New York Stock Exchange.

The SEC allows us to incorporate by reference the information we file with the SEC. This means that we can disclose important information to you by referring you to the documents we file with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities and Exchange Act of 1934:

a.   Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

b. Our Current Report on Form 8-K dated January 22 and 24, March 27, and April 8, 2002;

c. All of our other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2001; and

d. The description of our Common Stock, $1.00 par value per share, excluding that of the associated Preferred Stock Purchase Rights, set forth under the caption "Description of the Common Stock," included in the prospectus dated September 25, 1998, of Union Oil Company of California and Unocal (File Nos. 333-58415 and 333-58415-01), together with the description of our Preferred Share Purchase Rights included in our Current Report on Form 8-K dated January 5, 2000. The descriptions of the 6.25% Trust Convertible Preferred Securities of Unocal Capital Trust, (the "Trust Convertible Preferred Securities"), the guarantee thereof by Unocal, and the 6.25% Convertible Junior Subordinated Debentures of Unocal (insofar as the rights thereof may materially limit or qualify the rights evidenced by, or amounts payable with respect to, our common stock) set forth under the captions

     "Description of the Trust Convertible Preferred Securities," "Description of the Guarantee," "Description of the Convertible Debentures," and "Effect of Obligations under the Convertible Debentures and the Guarantee" in the prospectus dated August 7, 1996, included in the Registration Statement on Form S-4 of Unocal and Unocal Capital Trust (File Nos. 333-09137 and 333-09137-01), as amended by Pre-Effective Amendment No. 1.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

You may obtain copies of certain documents referred to above at our web site at http://www.unocal.com. You also may obtain a copy of any such document at no charge by writing or telephoning us at the following:

                         Stockholder Services Department
                               Unocal Corporation
                        2141 Rosecrans Avenue, Suite 4000
                          El Segundo, California 90245
                                 (800) 252-2233

                   SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

Some of the statements contained in or incorporated by reference in this prospectus discuss our plans and strategies for our business or state other forward-looking statements, as this term is defined in the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. The words "believes," "anticipates," "believes," "estimates," "expects," "plans," "intends" and similar expressions are intended to identify these forward-looking statements, but are not the exclusive means of identifying them. These statements are based on assumptions and assessments made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors our management believes to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, some of which our management has not yet identified. Any such forward-looking statements are not guarantees of future performances and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements as the result of various important factors, certain of which but not all of which are discussed at pages 51-53 of our 2001 Annual Report on Form 10-K and in other documents incorporated by reference in this Prospectus. We disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the foregoing.

                                     UNOCAL

We were incorporated in Delaware in 1983 to operate as the parent company of Union Oil Company of California ("Union Oil"), which was incorporated in California in 1890. We conduct substantially all of our operations through Union Oil and its subsidiaries.

We are one of the world's largest independent oil and gas exploration and production companies, with major activities in Asia and the United States Gulf of Mexico. We are also a leading producer of geothermal energy and a provider of electrical power in Asia and a manufacturer and marketer of petroleum coke and specialty minerals. Other activities include energy project development, ownership in proprietary and common carrier pipelines, the marketing and trading of hydrocarbon commodities and real estate.

Our principal executive offices are located at 2141 Rosecrans Avenue, Suite 4000, El Segundo, California 90245, and the telephone number at that address is
(310) 726-7600.

                                 USE OF PROCEEDS

The shares covered by this Prospectus will be sold by the Selling Stockholders as principals for their own account. The Company will not receive any proceeds from sales of any such shares.

                              SELLING STOCKHOLDERS

This Prospectus relates to shares of common stock (including the associated preferred stock purchase rights) that have been acquired by the Selling Stockholders pursuant to our Executive Stock Purchase Plan which was approved by stockholders in 2000. Six of the Selling Stockholders are employees of Union Oil or one of its subsidiaries; the other four are former employees.
The following table sets forth: (a) the name and positions over the past three years with the company of each Selling Stockholder; (b) the number of shares of common stock each Selling Stockholder beneficially owned as of March 31, 2002;
(c) the number of shares of common stock acquired by each Selling Stockholder pursuant to the plan and being registered for resale under this Registration Statement, some or all of which shares may be sold pursuant to this Prospectus; and (d) the number of shares of common stock of the total class of common stock outstanding to be beneficially owned by each Selling Stockholder following this offering, assuming the sale pursuant to this offering of all shares acquired by such Selling Stockholder pursuant to the plan and registered under this Registration Statement. There is no assurance that any of the Selling Stockholders will sell any or all of the shares offered in this Registration Statement.


----------------------------------------------------------------------------------------------------------------------
             Name                 No. of
                                  Shares    No. of                                                       No. of Shares
                                  Before    Resale              Principal Positions with                 After
                                 Offering   Shares              Company for Last 3 Years                 Offering(1)
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Charles R. Williamson            220,206     179,736   Chairman of the Board since October 2001 and       40,470
                                                       Chief Executive Officer since January 2001;
                                                       previously, Executive Vice President,
                                                       International Energy Operations, during 1999
                                                       and 2000, Group Vice President, Asia
                                                       Operations, in 1998 and 1999, Group Vice
                                                       President, International Operations, since
                                                       1996
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Timothy H. Ling                  220,840     179,736   President and Chief Operating Officer since        41,104
                                                       January 2001; previously, Executive Vice
                                                       President, North American Energy Operations,
                                                       in 1999 and 2000, and Chief Financial Officer
                                                       from 1997 to 2000; also a director of Pure
                                                       Resources, Inc.
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Dennis P.R. Codon                122,428      89,868   Senior Vice President, Chief Legal Officer         32,560
                                                       and General Counsel since August 2000;
                                                       previously, Vice President, Chief Legal
                                                       Officer and General Counsel since 1992.
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Randy L. Howard                  114,391      89,868   Vice President, International Energy               24,523
                                                       Operations--Myanmar, Thailand, Vietnam, since
                                                       June 1999; previously Group Vice President,
                                                       International Operations, Geothermal, since
                                                       1998, and Vice President, Geothermal Operations,
                                                       since 1997
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Andrew L. Fawthrop                98,255      89,868   Vice President, International Energy                8,387
                                                       Operations--West Africa, Latin America,
                                                       Caspian and Europe, since March 1999;
                                                       previously New Ventures Vice President, West
                                                       Caspian/ Middle East, since 1997
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Brian W.G. Marcotte              108,625      71,894   Vice President, International Energy               36,731
                                                       Operations--Brunei, Indonesia, Philippines,
                                                       since June 1999; previously President, Unocal
                                                       Thailand Ltd. since 1993


                                      7

----------------------------------------------------------------------------------------------------------------------
             Name                 No. of
                                  Shares    No. of                                                       No. of Shares
                                  Before    Resale              Principal Positions with                 After
                                 Offering   Shares              Company for Last 3 Years                 Offering(1)
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
R. Boyd Montgomery                93,037      89,868   No longer with the Company; formerly, Vice          3,169
                                                       President, International Energy
                                                       Operations--Bangladesh, China, India, since
                                                       March 1999; previously, New Ventures Vice
                                                       President, East Asia/South Asia, since 1997
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Roger C. Beach                   271,228     179,736   No longer with the Company; formerly,              91,492
                                                       Chairman of the Board 1995-2000 and Chief
                                                       Executive Officer 1994-2000
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
John T. Donohue                   91,800      89,868   No longer with the Company; formerly,               1,932
                                                       President Spirit Energy 76 1999-2000, and
                                                       Vice President, Agricultural Products
                                                       1996-1999
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
John C. Ellice-Flint             115,226      89,868   No longer with the Company; formerly, Senior       25,358
                                                       Vice President, Global Exploration and
                                                       Technology, since December 1997
----------------------------------------------------------------------------------------------------------------------

(1) Assuming Selling Stockholders sell all of their resale shares.

                              PLAN OF DISTRIBUTION

It is anticipated that the Selling Stockholders will offer some or all of their shares for sale at prices prevailing on the New York Stock Exchange on the date of sale. We will not receive any of the proceeds from the sale of the shares. The Selling Stockholders will pay all selling and other expenses, if any, associated with any sale of the shares. We will pay all of the expenses of registration incurred in connection with this offering.

Each Selling Stockholder and any broker executing selling orders on behalf of them may be deemed an "underwriter" within the meaning of the Securities Act of 1933, as amended, in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

                                  LEGAL MATTERS

Legal matters in connection with the issuance and sale of the securities offered hereby will be passed upon by Dennis P.R. Codon, Esq., Senior Vice President, Chief Legal Officer and General Counsel of the Company. As of April 2, 2002,
Mr. Codon owned beneficially 122,428 shares of Common Stock. He also held options to purchase 212,218 shares of common stock at prices ranging from $32.8125 to $38.8125, with expiration dates ranging from 2006 to 2011. One of these options, for 150,000 shares at the price of $35.355, is subject to stockholder approval. In addition, Mr. Codon held 19,500 performance share units, which could be paid out in up to 39,000 shares of common stock four years after their award dates, depending upon our total return to stockholders.

                                     EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

--------------------------------------------------------------------------------

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.*

Securities and Exchange Commission registration fee                  $  4,047
Accounting fees                                                        12,500
Printing, distribution, and engraving fees                                  0
Legal fees and expenses                                                     0
Miscellaneous                                                               0
                                                                     --------
Total                                                                $ 16,547

* All amounts are estimated except for the Securities and Exchange Commission registration fee.

Item 15.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes Unocal to indemnify directors and officers in certain circumstances against liabilities, including expenses, incurred while acting in such capacities; provided, generally, that any such indemnified director or officer acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Bylaws of Unocal provide for the indemnification of directors and officers to the maximum extent permitted by the Delaware General Corporation Law.

In addition, Unocal has provided in its Restated Certificate of Incorporation that it shall eliminate the personal liability of its directors to the fullest extent permitted by the Delaware General Corporation Law and Unocal has entered into indemnification agreements with each of its directors and officers providing for additional indemnification. Unocal has policies of directors' and officers' liability insurance which insure directors and officers against the costs of defense, settlement or payment of a judgment under certain circumstances.

Item 16.  Exhibits.

The Exhibit Index lists the exhibits that are filed as part of this registration statement.

Item 17.  Undertakings.

     a. The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               b. To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the calculation of Registration Fee table in the effective registration statement;

               c. To include any material information with respect to the plan distribution not previously disclosed in this statement or any material change to such information in this registration statement;

          2.   Provided,  however, that the undertakings set forth in paragraphs
               (a) and (b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement.

          3. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          4.   To  remove  from   registration  by  means  of  a  post-effective
               amendment, any of the securities being registered which remain unsold at the termination of the offering.

b. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to

      Section 13(a) or Section 15(d) of
      the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
     Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on April 5, 2002.

                                                  UNOCAL CORPORATION


                                                  By /S/Darrell D. Chessum
                                                    -------------------------
                                                     Darrell D. Chessum
                                                     Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

            SIGNATURE                                      TITLE                                    DATE
            ---------                                      -----                                    ----

      /S/ Charles R. Williamson *           Chairman of the Board of Directors                April 5, 2002
      ___________________________              and Chief Executive Officer
      Charles R. Williamson

                                            President, Chief Operating Officer                April 5, 2002
      ___________________________                    and Director
         Timothy H. Ling

      /S/ Terry G. Dallas *                   Executive Vice President                        April 5, 2002
      ___________________________            and Chief Financial Officer
         Terry G. Dallas

                                       11

      /S/ Joe D. Cecil *                      Vice President and Comptroller                  April 5, 2002
      ___________________________             (Principal Accounting Officer)
           Joe D. Cecil

                                                         Director                             April 5, 2002
      ___________________________
         John W. Amerman

      /S/ John W. Creighton, Jr.                         Director                             April 5, 2002
      ___________________________
      John W. Creighton, Jr.

      /S/ James W. Crownover *                           Director                             April 5, 2002
      ___________________________
        James W. Crownover

      /S/ Frank C. Herringer *                           Director                             April 5, 2002
      ___________________________
        Frank C. Herringer

                                                         Director                             April 5, 2002
      ___________________________
        Charles R. Larson

      /S/ Donald B. Rice *                               Director                             April 5, 2002
      ___________________________
          Donald B. Rice

      /S/ Kevin W. Sharer *                              Director                             April 5, 2002
      ___________________________
         Kevin W. Sharer

      /S/ Marina v.N. Whitman *
      ___________________________                        Director                             April 5, 2002
       Marina v.N. Whitman


* By  /S/ Darrell D. Chessum
      ___________________________
        Darrell D. Chessum
        Attorney-in-Fact

                                  EXHIBIT INDEX
EXHIBIT
NUMBER                               EXHIBIT

4.1 Restated Certificate of Incorporation of Unocal, dated as of January 31, 2000, and currently in effect (incorporated by reference to Exhibit
         3.1 to Unocal's Annual Report on Form 10-K for the year ended December 31, 1999, File No. 1-8483).

4.2 Bylaws of Unocal, as amended through October 31, 2001, and currently in effect (incorporated by reference to Exhibit 3 to Unocal's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, File No. 1-8483).

4.3 Rights Agreement, dated as of January 5, 2000, between Unocal and Mellon Investor Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4 to Unocal's Current Report on Form 8-K dated January 5, 2000, File No. 1-8483), as amended by Amendment to Rights Agreement dated as of March 27, 2002 (incorporated by reference to Exhibit 10 to Unocal's Current Report on Form 8-K dated March 27, 2002, File No. 1-8483).

23.1     Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Dennis P.R. Codon, Esq., Senior Vice President, Chief Legal Officer and General Counsel of Unocal (included in Exhibit 5).

24       Power of Attorney.


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